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As filed with the Securities and Exchange Commission on May 12, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	06-1397316 (I.R.S. Employer Identification No.)
251 Ballardvale St., Wilmington, MA (Address of Principal Executive Offices)	01887 (Zip Code)

2000 Incentive Plan
(Full Title of the Plan)

Joanne P. Acford
Corporate Senior Vice President,
General Counsel and
Corporate Secretary
Charles River Laboratories International, Inc.
251 Ballardvale St.
Wilmington, MA 01887
 (Name and Address of Agent for Service)

(978) 658-6000
 Telephone Number, Including Area Code, of Agent For Service

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	3,600,000 shares	$46.96	$169,056,000	$19,898

(1)
Represents 3,600,000 shares issuable pursuant to the 2000 Incentive Plan, as amended, plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high ($47.41) and low ($46.51) prices of the Registrant's Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on May 11, 2005.

EXPLANATORY NOTE

        On October 11, 2000, we filed a Registration Statement on Form S-8 (File No. 333-47768) (referred to in this document as, the "First Registration Statement") that registered under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of 1,189,000 shares of common stock, par value $0.01 per share (the "Common Stock"), issuable by us under our 2000 Incentive Plan (the "2000 Plan"). On May 21, 2001 we filed a subsequent Registration Statement on Form S-8 (File No. 333-61336) (referred to in this document as, the "Second Registration Statement") that registered an additional 2,600,000 shares of Common Stock issuable by us under the 2000 Plan. On June 3, 2003 we filed a subsequent Registration Statement on Form S-8 (File No. 333-105803) (referred to in this document as, the "Third Registration Statement") that registered an additional 2,500,000 shares of Common Stock issuable by us under the 2000 Plan.

        This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 3,600,000 shares of Common Stock issuable upon the exercise of stock options grants, or to be granted, under the 2000 Plan at any time or from time to time after the date hereof under each plan. Pursuant to General Instruction E to Form S-8, we hereby incorporate herein by reference the contents of the First Registration Statement, the Second Registration Statement and the Third Registration Statement.

Part II. Information Required in the Registration Statement

Item 3: Incorporation of Documents by Reference

        We also hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        (a)   The Registrant's annual report on Form 10-K for the fiscal year ended December 25, 2004;

        (b)   All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 24, 2004; and

        (c)   The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 333-35524), including any amendment or report filed for the purpose of updating such description.

        All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-register all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interest of Named Experts and Counsel

        Joanne P. Acford, who has issued the opinion of the Registrant's law department on the legality of the Common Stock of the Registrant offered hereby, is Corporate Senior Vice President, General

Counsel and Corporate Secretary of the Registrant. Ms. Acford owns shares of the Registrant's Common Stock and holds employee stock options to purchase the Registrant's Common Stock.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Documents
4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3**	Amended and Restated By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of Joanne P. Acford, Esq.
23.1*	Consent of Joanne P. Acford, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1***	Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

*
Filed herewith

**
Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

***
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001 and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, as of the 10th day of May 2005.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
By:	/s/ JAMES C. FOSTER James C. Foster Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, Joanne P. Acford and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on May 10, 2005.

Signature	Title

/s/ JAMES F. FOSTER James F. Foster	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ THOMAS A. ACKERMAN Thomas A. Ackerman	Corporate Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ STEPHEN D. CHUBB Stephen D. Chubb	Director
/s/ GEORGE E. MASSARO George E. Massaro	Director
/s/ LINDA MCGOLDRICK Linda McGoldrick	Director

/s/ GEORGE M. MILNE George M. Milne	Director
/s/ DOUGLAS E. ROGERS Douglas E. Rogers	Director
/s/ SAMUEL O. THIER Samuel O. Thier	Director
/s/ WILLIAM H. WALTRIP William H. Waltrip	Director

Exhibit Index

Exhibit No.	Description of Documents
4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.
4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.
4.3**	Amended and Restated By-laws of Charles River Laboratories International, Inc.
5.1*	Opinion of Joanne P. Acford, Esq.
23.1*	Consent of Joanne P. Acford, Esq. (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1***	Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended.

*
Filed herewith

**
Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-35524) filed June 23, 2000 and incorporated by reference herein.

***
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q (File No. 333-92383) filed May 15, 2001 and incorporated by reference herein.

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EXPLANATORY NOTE
Part II. Information Required in the Registration Statement
  Item 3: Incorporation of Documents by Reference
  Item 5. Interest of Named Experts and Counsel
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES